UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2011

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

Effective June 29, 2011, NeoStem, Inc. (“NeoStem” or the “Company”) appointed Joseph Talamo, age 42, as the Company’s Vice President, Corporate Controller and Chief Accounting Officer.

From 1996 to 2010, Mr. Talamo held various senior positions at OSI Pharmaceuticals, Inc. (“OSI”), a publicly-traded biopharmaceutical company focused on discovering, developing and commercializing products for the treatment of cancer, diabetes and obesity, and most recently served as its Vice President and Corporate Controller from 2006 to 2010 and its Corporate Controller from 2002 to 2006.  While at OSI, Mr. Talamo helped build the accounting and finance infrastructure to support the clinical development and commercial launch of Tarceva®, OSI’s targeted therapy approved for the treatment of patients with non-small cell lung cancer and pancreatic cancer.  Prior to OSI, Mr. Talamo worked at Bristol-Myers Squibb from 1995 to 1996 in the Financial Reporting and Consolidations Group, and at KPMG from 1993 to 1995 in the Health Care and Life Sciences Audit Group.  Mr. Talamo also served as Treasurer of the OSI Pharmaceuticals Foundation from 2008 to 2010.  Mr. Talamo received a Bachelor of Business Administration in Accounting from Hofstra University in 1991, and a Master of Business Administration in Finance from Hofstra University in 1999.  Mr. Talamo is a certified public accountant in the State of New York.

In connection with his appointment, Mr. Talamo and the Company entered into an offer letter dated June 28, 2011 (the “Offer Letter”) that sets forth the terms and conditions of Mr. Talamo’s employment with the Company.  Pursuant to the Offer Letter, Mr. Talamo will receive an annual base salary of $210,000 (“Base Salary”) and an equity grant of options (the “Options”) to purchase 325,000 shares of the Company’s common stock under and subject to the Company’s 2009 Equity Compensation Plan, which shall have a per share exercise price equal to the closing price of the Company’s common stock on his commencement date of employment of June 29, 2011 (the “Commencement Date”), and shall vest and become exercisable subject to his continued employment as to 25,000 shares on the Commencement Date, as to 50,000 shares on each of the six month and twelve month anniversaries of the Commencement Date and as to 100,000 shares on each of the second and third one year anniversaries of the Commencement Date.  Mr. Talamo’s bonus eligibility is up to 30% of his annual Base Salary based on defined goals and objectives to be determined and, in addition, he is eligible for discretionary bonuses for extraordinary efforts.  Mr. Talamo is also entitled to participate in benefits generally available to Company employees. Either party may terminate Mr. Talamo’s employment with the Company at any time; provided, that Mr. Talamo must provide the Company with sixty (60) days’ prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Catherine M. Vaczy
Title:	Vice President and General Counsel
Title

Date:  June 30, 2011